Exhibit 23.2

DeGOLYER AND MacNAUGTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

December 15, 2016

Oasis Petroleum Inc.
1001 Fannin Street, Suite 1500
Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation of the estimates contained in our “Report as of December 31, 2015 on Reserves and Revenue owned by Oasis Petroleum Inc.” (our Report) in the notes “Notes to Unaudited Pro Forma Condensed Combined Financial Information” which are included in or made a part of the Current Report on Form 8-K of Oasis Petroleum Inc., dated December 1, 2016. We further consent to the incorporation by reference of references to DeGolyer and MacNaughton and to our Report in Oasis Petroleum Inc.’s Registration Statements on Form S-3 (File No. 333-197440) and Forms S-8 (File No. 333-167664, File No. 333-206025, and File No. 333-213118).

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716